Exhibit 24.2
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the TWC Savings Plan (the “TWC Plan”) and each of the undersigned members of the Administrative Committee relating to the TWC Plan, in connection with one or more Registration Statements on Form S-8 or any other appropriate form and any amendments thereto, which Time Warner Cable Inc., a Delaware corporation (the “Corporation”), will file or has filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to the registration under said Act of shares of common stock, par value $0.01 per share, of the Corporation and interests in said Plan, to be purchased and/or issued pursuant to the TWC Plan, hereby constitutes and appoints PATRICIA BERRY, GLENN A. BRITT, DAVID A. CHRISTMAN, STEVE HERSHFIELD, LANDEL C. HOBBS, MARC LAWRENCE-APFELBAUM, ROBERT D. MARCUS, TOMAS MATHEWS, ARTHUR MINSON, WILLIAM F. OSBOURN, MICHAEL STRAVINO, SUSAN A. WAXENBERG or JEFFREY ZIMMERMAN each of them its true and lawful attorneys-in-fact and agents, with full power to act without the others, for and in their name, place and stead, in any and all capacities, to sign and to file any such Registration Statement and any and all amendments to any such Registration Statement (including post-effective amendments), with all exhibits thereto relating to the TWC Plan, and any and all documents in connection therewith, with the Securities and Exchange Commission in connection with any matter relating to said Registration Statements and to any and all such amendments and post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 30th day of July, 2009.
TWC SAVINGS PLAN

By	/s/ Tomas Mathews
	Name:	Tomas Mathews
Member of the Committee Administering the Plan

MEMBERS OF THE COMMITTEE
ADMINISTERING THE TWC SAVINGS PLAN

/s/ Patricia Berry
Patricia Berry

/s/ Steve Hershfield
Steve Hershfield

/s/ Tomas Mathews
Tomas Mathews

/s/ Michael Stravino
Michael Stravino